exhibit 10.4

Amended and Restated Warrant

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 30, 2011, AS IT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, BY NEWSPRING SBIC MEZZANINE CAPITAL II, L.P., FOR ITSELF AND IN ITS CAPACITY AS COLLATERAL AGENT FOR THE INVESTORS, PEACHTREE II, L.P., AND PNC BANK, NATIONAL ASSOCIATION, AS AGENT FOR THE LENDERS (AS DEFINED THEREIN), (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS), EMTEC, INC. AND EACH OTHER OBLIGOR A PARTY THERETO FROM TIME TO TIME, AND EACH HOLDER HEREOF BY ITS ACCEPTANCE HEREOF SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT.

THIS WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: August 15, 2011

EMTEC, INC.

Common Stock Purchase Warrant

Emtec, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies and agrees that NewSpring SBIC Mezzanine Capital II, L.P., a Delaware limited partnership, or its assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or before the tenth anniversary of the Date of Issuance at not later than 5:00 p.m. (such date and time, the “Expiration Time”), the number of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), as equals 5% of the Common Stock outstanding at the time of, and after giving effect to, the exercise of this Warrant (based on the “treasury stock method” in accordance with the generally accepted accounting principles applicable in the United States of America and determined using the same principles, assumptions and estimates that are used by the Company in the preparation of its financial statements and assuming the exercise or conversion of all securities that are directly or indirectly exercisable for or convertible into Common Stock), at a purchase price of $0.01 per share.  The shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price therefor, are hereinafter referred to as the “Shares” and the “Exercise Price,” respectively.  This Warrant is issued pursuant to the terms of that certain Subordinated Loan Agreement dated as of August 15, 2011, and amended and restated as of December 30, 2011 among the Company, each of the other entities set forth on Appendix I thereto, signatories thereto and NewSpring SBIC Mezzanine Capital II, L.P. and Peachtree II, L.P. (as it may be amended, restated or modified from time to time, the “Loan Agreement”).  The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange herefor, as provided herein.  In the event that the Warrant is not exercised prior to the Expiration Time, the Warrant shall be deemed exercised (even if this Warrant is not surrendered) pursuant to a Cashless Exercise (as defined in Section 1(a)(2) hereof) immediately prior to the Expiration Time.  Any term used in this Warrant and not defined shall have the meaning given to such term in the Loan Agreement.

1.      Exercise.

(a)           This Warrant may be exercised by the Registered Holder, in whole or in part, as follows:

(1)           by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the “Notice of Exercise”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing (the “Company’s Office”), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of Shares purchased upon such exercise; or

(2)           by surrendering this Warrant, with a Notice of Cashless Exercise in the form of Annex B attached hereto (a “Cashless Exercise”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the Company’s Office.  Such presentation and surrender shall be deemed a waiver of the Registered Holder’s obligation to pay the Exercise Price for the Shares.  In the event of a Cashless Exercise, the Registered Holder shall exchange this Warrant for that number of Shares equal to the number of Shares specified in such Notice of Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then current market value per share of Common Stock and the Exercise Price per Share, and the denominator of which shall be the then current market value per share of Common Stock.  For purposes of any computation under this Warrant, the then current market value per share of Common Stock at any date (the “Market Value”) shall be deemed to be either (A) in the event the shares of Common Stock are not admitted to trading or listed on any national securities exchange, the highest price per share of Common Stock that the Company could reasonably obtain from a willing buyer (who is not a current employee, director, manager or Affiliate of the Company) for shares of Common Stock sold by the Company, from authorized but unissued shares of Common Stock, as determined in good faith by the Board of Directors of the Company or (B) in the event the shares of Common Stock are admitted to trading or listed on a national securities exchange or sold “over the counter,” the last sale price of the shares of Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of such shares of Common Stock on such day, in either case on the principal national securities exchange or “over the counter” market on which such stock is admitted to trading or listed.

(b)           So long as this Warrant shall be outstanding, if the Company proposes to enter into a Mandatory Exercise Transaction (as defined below), then in any such case, the Company shall cause to be mailed by certified mail or overnight carrier to the Investor, at least 20 days prior to the date such proposed Mandatory Exercise Transaction is to be effectuated, a notice containing (i) a brief description of the proposed Mandatory Exercise Transaction; and (ii) the date upon which such proposed Mandatory Exercise Transaction is to take place.  The failure to give such notice, however, shall not affect the validity of any proposed Mandatory Exercise Transaction for which the notice was required to be given but shall relieve the Investor of its obligation to exercise its Warrants pursuant to this provision.  During the period beginning on the date of the Investor’s receipt of such notice and ending on the date that is three days prior to the date upon which such proposed Mandatory Exercise Transaction is to take place, as set forth in the notice (the “Mandatory Exercise Period”), the Investor must exercise its right, in accordance with all applicable conditions of exercise set forth in this Warrant, to purchase all of the shares of Common Stock that the Investor is entitled to purchase hereunder; provided, however, that Investor may condition its exercise upon, set the effective time of such exercise as immediately prior to, the occurrence or consummation of the proposed Mandatory Exercise Transaction.  If the Investor fails to so exercise such right within the Mandatory Exercise Period then, upon the occurrence or consummation of the proposed Mandatory Exercise Transaction, this Warrant shall be deemed to have been automatically exercised under Section 1(a)(2) above immediately prior to the occurrence or consummation of the proposed Mandatory Exercise Transaction.  For purposes hereof, a “Mandatory Exercise Transaction” shall mean any of the following:

(1)           the acquisition by any Person (or group of Persons acting in concert), other than the stockholders of the Company as of the date hereof, of beneficial ownership of 50% or more of the voting securities of the Company;

(2)           the consummation by the Company of a reorganization, merger or consolidation, or exchange of shares, if immediately after giving effect to such transaction, the stockholders who beneficially own or control at least 50% of the voting securities of the Company immediately prior to such transaction beneficially own in the aggregate less than 50% of such voting securities immediately following such transaction;

(3)           the consummation by the Company of the sale or other disposition of all or substantially all of its assets to any entity or person that is not controlled by or under common control with the Company;

(4)           the consummation by the Company of a plan of complete liquidation or dissolution of the Company; or

(5)           the announcement of the Company’s intention to consummate any of the actions in (1)-(4) above.

(c)           Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) hereof.  At such time, the person or persons in whose name or names any Shares shall be registered upon such exercise as provided in Section 1(d) hereof shall be deemed to have become the holder or holders of record of the Shares represented by such certificates.

(d)           As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(1)           evidence of the number of full Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional unit to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

(2)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Shares equal (without giving effect to any adjustment therein) to the Shares called for on the face of this Warrant minus the Shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) hereof.

(e)           Notwithstanding anything to the contrary contained in the first paragraph of this Warrant, Section 1(a) hereof or this Section 1(e), the Registered Holder shall have the right to exercise this Warrant, in whole or in part, by the payment of the Exercise Price payable in respect of the number of Shares purchased upon such exercise through the satisfaction of all or a portion of the then-outstanding indebtedness of the Company by the Registered Holder evidenced by the Senior Subordinated Promissory Note, dated of even date herewith (the “Note”), issued by the Company pursuant to the Loan Agreement by surrender of this Warrant at the Company’s Office, together with such Note and the duly executed Notice of Exercise.

2.           Effect of Certain Events.

(a)           Reorganizations, Consolidations, etc.  In the event, at any time after the date hereof, of any capital reorganization, or any reclassification of the equity interests of the Company, or the consolidation or merger of the Company with or into another person (other than consolidation or merger in which the Company is the continuing entity and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the equity interests of the Company as amended from time to time) or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (other than a Mandatory Exercise Transaction) (any such transaction, an “Extraordinary Transaction”), then this Warrant shall be exercisable for the kind and number of equity interests or other securities, cash,  or property of the Company, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon exercise of this Warrant would have been entitled to receive upon such Extraordinary Transaction.  The provisions of this Section 2(b) shall similarly apply to successive Extraordinary Transactions.

(b)           Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the shares of Common Stock or other securities and property (including cash, where applicable) receivable by the Registered Holder after the effective date of such dissolution pursuant to this Warrant to the Registered Holder.

(c)           Calculations.  All calculations under this Section 2 shall be made to the nearest share.

3.           Shares to be Fully Paid; Reservation of Common Stock.  The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.  The Company represents that this Warrant and the Shares issuable upon exercise thereof are and will be issued free and clear of preemptive rights, rights of first refusal or similar rights entitling others to purchase such securities.

4.           Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the Market Value for each fractional share of the Common Stock which would be issuable upon exercise of this Warrant.

5.           Requirements for Transfer.

(a)           Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Registered Holder or Registered Holders.  Any Registered Holder of this Warrant or any portion hereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(b)           Transfer.  Subject to the provisions of this Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the “Assignment”) at the principal office of the Company to any Affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) or to any individual or entity acquiring all or substantially all of the assets of the Registered Holder or to any successor of the Registered Holder by merger or consolidation.

(c)           Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and with the limitations on assignments and transfers as contained in this Section 5, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof.

6.           No Impairment.  The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, liquidation, dissolution, sale of assets, issuance of additional debt, issuance of senior or pari passu securities, repurchase or redemption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

7.           Dividends or Distributions.  If the Company pays a dividend or makes a distribution on shares of Common Stock, while the Warrant is outstanding, then the Company will pay or distribute to the Registered Holder of the Warrant, upon the exercise thereof, in addition to the number of Shares purchased upon such exercise, the dividend or distribution that would have been paid to such Registered Holder if it had been the owner of record of such Shares immediately prior to the date on which a record is taken for such dividend or distribution or, if no record is taken, the date as of which the record holders of Common Stock of the Company entitled to such dividends or distribution are to be determined.

8.           Notices of Record Date, Etc.  In case:

(a)           the Company shall take a record of the holders of its shares of Common Stock (or other securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any securities, or to receive any other right; or

(b)           of any capital reorganization of the Company, any reclassification of the shares of Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will deliver the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock (or such other securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder.

9.           Repurchase of Warrant.

(a)           At Registered Holder’s Option.  At any time and from time to time after the earlier to occur of (i) a Mandatory Prepayment Event (as defined in the Loan Agreement), (ii) the date that is five years from the date of issuance of this Warrant or (iii) any prepayment made by the Company pursuant to Section 2.6 of the Loan Agreement that results in an aggregate of 50% or less of the original amount of the Subordinated Loan (as defined in the Loan Agreement) to be outstanding, upon the election of the Registered Holder, the Company (or its successor-in-interest under the Loan Agreement) shall purchase for cash the Warrant from the Registered Holder for the Repurchase Price.

(b)           Mechanics of Repurchase.  To exercise the rights set forth in this Section 9, the Registered Holder shall deliver to the Company a written notice (a “Repurchase Notice”) indicating the number of Shares to be included in such repurchase.  The closing of such repurchase shall take place on the earlier of the (i) closing of a Change of Control or (ii) the 180th day following the date of the Repurchase Notice (the “Repurchase Closing Date”).  On any such Repurchase Closing Date, (i) the Company shall pay the Repurchase Price for the Shares being repurchased (less the Exercise Price to be paid for such Shares), (ii) the Registered Holder shall surrender this Warrant to the Company, (iii) the surrendered Warrant shall be cancelled, and (iv) a new Warrant shall be issued to the Registered Holder representing all remaining Shares that were not so purchased; provided, however, that if the Company consummates a Change of Control on or before the Repurchase Closing Date (or if, on or before the Repurchase Closing Date, the Company has executed a definitive agreement contemplating a Change of Control that is scheduled to close within 60 days following the Repurchase Closing Date) in which the aggregate amount payable at closing to the holders of the Common Stock (including amounts payable to the holders of the Company’s preferred stock on an as-converted to Common Stock basis after payment of any liquidation preferences) (the “Transaction Value”) is less than the Repurchase Value, then the Company shall only be obligated to pay to the Registered Holder the Transaction Price for the Shares being repurchased (less the Exercise Price to be paid for such Shares).  If, for any reason, the Company fails to repurchase and pay in full the Repurchase Price for the Shares to be so repurchased in accordance with the Repurchase Notice, the Company shall issue to the Registered Holder a note for the amount of the Repurchase Price, which note shall bear interest on the unpaid principal amount at a rate equal to the lesser of 15% per annum, or the maximum rate permitted under applicable law, retroactive to the Repurchase Closing Date, until paid in full.  This Section 9 shall survive the exercise of this Warrant until the Registered Holder no longer holds any shares of Common Stock issuable upon the exercise hereof.

(c)           Defined Terms.  For purposes of this Section 9, the following terms shall have the meanings given to them below:

(1)      “Repurchase Price” means an amount equal to (A) a fraction, the numerator of which is the number of Shares to be repurchased pursuant to the Repurchase Notice and the denominator of which is the total number of then outstanding shares of Common Stock of the Company (assuming the conversion or exercise of all then outstanding securities convertible into, or exercisable for, shares of Common Stock, including this Warrant), multiplied by (B) the Repurchase Value.

(2)      “Repurchase Value” means the greatest of the following:

(a)           an amount equal to the product of (i) six multiplied by (ii) the Company’s Pro Forma Adjusted EBITDA (as defined in the Loan Agreement) for the 12-month period ended immediately prior to the date of the Repurchase Notice (based upon income statements reviewed by the Company’s independent certified public accountant for such period);

(b)           an amount equal to the Market Value of the total number of then outstanding shares of Common Stock of the Company (assuming the conversion or exercise of all then outstanding securities convertible into, or exercisable for, shares of Common Stock, including this Warrant) as determined by a recognized valuation firm mutually selected by the Company and the Registered Holder; or

(c)           an amount equal to the product of (i) six multiplied by (ii) the annual average of the Company’s Pro Forma Adjusted EBITDA for the 36-month period ended immediately prior to the date of the Repurchase Notice (based upon each of the quarterly income statements reviewed by the Company’s independent certified public accountant for such period).

(3)      “Transaction Price” means an amount equal to (A) a fraction, the numerator of which is the number of Shares to be repurchased pursuant to the Repurchase Notice and the denominator of which is the total number of then outstanding shares of Common Stock of the Company (assuming the conversion or exercise of all then outstanding securities convertible into, or exercisable for, shares of Common Stock of the Company), multiplied by (B) the Transaction Value.

(d)           Expenses for Market Value Appraisal.  Any expenses for the determination of Market Value as contemplated by this Section 9 shall be borne by the Company.  The Registered Holder shall have reasonable access to such valuation firm during the course of its appraisal of the Company.

10.           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.           Mailing of Notices, etc.  All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by overnight courier, first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing, provided that the notices required pursuant to Section 8 may be given via facsimile or electronic mail at the facsimile number or email address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished such information to the Company in writing.  All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by overnight courier, first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

12.           Change or Waiver.  Any term of this Warrant may be changed or waived only by an instrument in writing signed by each of the Company and the Registered Holder; provided, however, that any of the provisions of Sections 9 of this Warrant may be waived by an instrument in writing signed only by the Registered Holder.

13.           Certain Rights as a Stockholder; No Liabilities as a Stockholder.  This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company.  Notwithstanding the foregoing, the Company shall deliver to the Registered Holders copies of all communications and other information it provides to stockholders of the Company at the same time the same is provided to stockholders of the Company.  No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase the shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of the Registered Holder as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.           Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15.           Governing Law.  This Warrant and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

16.           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[signature page follows]

Emtec, Inc. has caused this Warrant to be signed by its duly authorized officer and to be dated on the day and year first written above.

EMTEC, INC.

By:	/s/ Samir Bhatt
Name: Samir Bhatt
Title: Secretary

[Signature Page to Common Stock Purchase Warrant]

Annex A

NOTICE OF EXERCISE FORM

To: ____________________________                                                                                                                                          Dated: ______________________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase the number of Shares covered by such Warrant and:

(a)           herewith makes payment of $ , representing the full purchase price for a total of _______  Shares at the exercise price per share provided for in such Warrant; or

(b)           herewith attaches the Note (as defined in the Loan Agreement), of even date herewith, with an outstanding principal balance (plus any unpaid interest) of $  and, in accordance with Section 1(e) of such Warrant, agrees to the satisfaction of all or $  of such amount as payment of the full purchase price for a total of _____ Shares at the exercise price per share provided for in such Warrant.

Signature: Address: Taxpayer Identification Number: ______________

[Annex A to Common Stock Purchase Warrant]

Annex B

NOTICE OF CASHLESS EXERCISE FORM

To: ____________________________                                                                                                                                          Dated: ______________________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to exchange the Warrant for a total of _________ Shares  pursuant to the Cashless Exercise provisions of the Warrant, in accordance with Section 1(a)(2) of such Warrant.

Signature: Address: Taxpayer Identification Number: ______________

[Annex B to Common Stock Purchase Warrant]

Annex C

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares	Taxpayer Identification Number

Dated:	Signature:
Dated:	Witness:

[Annex C to Common Stock Purchase Warrant]